EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in Registration Statement No. 333-20137 of Merrill Lynch & Co., Inc. on Form S-3 of our reports dated March 26, 2003, appearing in this Annual Report on Form 10-K of Merrill Lynch Preferred Capital Trust II and Merrill Lynch Preferred Funding II, L.P. for the year ended December 27, 2002.



/s/  Deloitte & Touche LLP

New York, New York
March 26, 2003